Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Shanda Interactive Entertainment Limited. of our report dated June 25, 2007 with respect to the consolidated financial statements of Shanda Interactive Entertainment Limited., which report appears in the annual report on Form 20-F of Shanda Interactive Entertainment Limited for the year ended December 31, 2006.
PRICEWATERHOUSE COOPERS ZHONG TIAN CPAS LIMITED COMPANY
/s/ Pricewaterhouse Coopers Zhong Tian CPAs Limited Company
Shanghai, China
June 27, 2007

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